                                                                    EXHIBIT 1(c)

                             CMS ENERGY CORPORATION
                               CMS ENERGY TRUST II

                 8.75% ADJUSTABLE CONVERTIBLE TRUST SECURITIES
                         (Stated Amount $41.50 per Unit)



               ---------------------------------------------------



                             UNDERWRITING AGREEMENT


                                                                    July 1, 1999

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Banc of America Securities LLC
As Representatives of the several Underwriters
     named in Schedule II hereto
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

                  CMS Energy Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and CMS Energy Corporation, a Michigan corporation, as sponsor of the Trust and as guarantor (the "Company"), propose, subject to the terms and conditions stated herein, to issue and sell to the Underwriters (as defined in Section 14 hereof) an aggregate of 7,250,000 8.75% Adjustable Convertible Trust Securities (the "Firm Units"), consisting of
(i) the right to purchase certain common stock of the Company and (ii) certain preferred securities of the Trust that are subject to a call option, as described below. The Underwriters have designated the representatives named in
Schedule I hereto (the "Representatives") to execute this Agreement on their behalf and to act for them in the manner provided in this Agreement.

                  In connection herewith, the Company and the Underwriters propose, subject to the terms and conditions stated herein, to enter into the Purchase Contracts (the "Purchase Contracts"), underlying an aggregate of 7,250,000 Firm Units, pursuant to the Master Unit Agreement to be dated as of July 8, 1999 (the"Master Unit Agreement"), between the Company and The Bank of New York, as Master Unit Agent (the "Unit Agent").

                  Further, the Trust and the Company propose that the Trust, subject to the conditions stated herein, issue and sell to the Underwriters, an aggregate of 7,250,000 Trust Preferred Securities (liquidation amount $41.50 per preferred security) (the "Trust Preferred Securities") underlying the Firm Units. The Trust Preferred Securities will represent undivided beneficial interests in the assets of the Trust, guaranteed on a subordinated basis by the Company as to the payment of distributions and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to be dated as of July 8, 1999 (the "Guarantee") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"). In connection therewith, the Trust is to purchase, with the proceeds from the sale of its Trust Preferred Securities and its Trust Common Securities (liquidation amount $41.50 per common security) (the "Trust Common Securities"), 8.625% Subordinated Debentures due 2004 (the "Junior Subordinated Debentures") of the Company, to be issued pursuant to an Indenture dated as of June 1, 1997 (the "Base Indenture") between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), as supplemented by the Term Resolution of the Company (the "Term Resolution", and together with the Base Indenture, the "Indenture"), dated as of July 1, 1999, relating to the issuance of the Junior Subordinated Debentures. The Company will be the holder of 100% of the Trust Common Securities. The Trust will be subject to the terms of an Amended and Restated Declaration of Trust (the "Trust Agreement"), among the Company and the trustees of the Trust (the "CMS Trustees"), including The Bank of New York, as property trustee (the "Property Trustee"). The Trust Agreement, the Indenture and the Guarantee will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  Further, the Underwriters will, on behalf of the initial holders of the Units, sell Call Options (the "Call Options") to Donaldson, Lufkin & Jenrette Securities Corporation (in its capacity as the holder of the Call Options, the "Call Option Holder") pursuant to the Call Option Agreement dated as of July 8, 1999 between the Call Option Holder and the Unit Agent (the "Call Option Agreement") relating to the Trust Preferred Securities. The Call Option Agreement will entitle the Call Option Holder to acquire the Trust Preferred Securities (or Junior Subordinated Debentures substituted therefor), on or before the Call Option Expiration Date (as defined in the Call Option Agreement), in exchange for the Aggregate Call Option Exercise Consideration (as defined in the Call Option Agreement).

                  In connection with the Master Unit Agreement and the Call Options, and pursuant to the Pledge Agreement, to be dated as of July 8, 1999 (the "Pledge Agreement"), among the Company, the Unit Agent, the Call Option Holder and Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), the Trust Preferred Securities and any substituted securities will be pledged (the "Pledged Securities") by the Unit Agent, on behalf of the holders of the Units (the "Holders"), to secure the Holders' obligations to the Company and the Call Option Holder under the Purchase Contract and Call Option, respectively.

                  In addition, subject to the terms and conditions herein, the Company proposes to grant the Underwriters an option to enter into 1,087,500 additional Purchase Contracts and the Trust and the Company propose to grant the Underwriters an option to purchase up to 1,087,500 additional Trust Preferred Securities, and, in the event the Underwriters enter into any such additional Purchase Contracts, the Underwriters propose to purchase a number of additional Trust Preferred Securities equal to such number of additional Purchase Contracts, pledge such Trust Preferred Securities to the Collateral Agent and sell Call Options relating to such Trust Preferred Securities to the Call Option Holder (the Units resulting therefrom being the "Optional Units"). The Firm Units and any Optional Units purchased by the Underwriters are herein called the "Units".

                  The rights to purchase newly issued shares of common stock, $0.01 par value per share, of the Company (the "Common Stock") to be issued upon the settlement of the Purchase Contracts (the "Purchase Contract Shares"), together with the Trust Preferred Securities or other Pledged Securities and subject to (a) the obligations owed to the Company under the Purchase Contract,
(b) the obligations owed to the Call Option Holder under the Call Option and (c) the pledge arrangements under the Pledge Agreement that secures the foregoing obligations, collectively constitute a Unit.


         1. Representations and Warranties of the Company and the Trust. Each of the Trust and the Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3, as amended (Registration Nos. 333- 68937 and 333-68937-01) (the "Initial Registration Statement") in respect of the Units, including the Purchase Contracts, the Purchase Contract Shares, the Trust Preferred Securities, the Junior Subordinated Debentures, the Guarantee and the Call Options, has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act each in the form heretofore delivered to the Representatives and Current Reports on Form 8-K dated June 29 and June 30, 1999); no stop order suspending the effectiveness of the Initial Registration Statement is in effect and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Units, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

                  (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or through the Representatives on behalf of any Underwriter expressly for use in the Prospectus as amended or supplemented relating to the Units or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification under the Trust Indenture Act of the Debenture Trustee, the Guarantee Trustee and the Property Trustee;

                  (c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the

         Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (d) There has not been any material and adverse change in the business, properties or financial condition of the Company and its Subsidiaries (as defined in Rule 405 under the Act, and hereinafter called the "Subsidiaries"), taken as a whole, from that set forth in the Registration Statement and the Prospectus (other than changes referred to in or contemplated by the Registration Statement or the Prospectus);

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; each significant subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Prospectus or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and the Company has the requisite power and authority to authorize the offering of the Junior Subordinated Debentures and the Purchase Contract Shares, to exercise, deliver and perform the Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee, the Indenture, the Trust Agreement and this Agreement, and to issue, sell and deliver the Junior Subordinated Debentures and the Purchase Contract Shares;

                  (f) The shares of Common Stock of the Company issued and outstanding prior to the issuance and sale of the Units have been duly authorized and are validly issued, fully paid and non-assessable; the Purchase Contract Shares to be issued and sold by the Company pursuant to the Purchase Contracts and the Master Unit Agreement have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided in the Purchase Contracts and the Master Unit Agreement, will be validly issued, fully paid and non-assessable and conform to the description of Common Stock in the Prospectus;

                  (g) The Trust Preferred Securities underlying the Units have been duly and validly authorized by the Trust, and, when the Trust Preferred Securities are issued and delivered, such Trust Preferred Securities will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the Trust Preferred Securities will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to any preemptive or other similar rights; the Trust Preferred Securities will have the rights set forth in the Trust Agreement, and the terms of the Trust Preferred Securities are valid and binding on the Trust;

                  (h) The Trust Common Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at each Time of Delivery (as defined in Section 3 hereof), all of the issued and outstanding Trust Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"); and the Trust Common Securities and the Trust Preferred Securities are the only interests authorized to be issued by the Trust;

                  (i) Except for the outstanding shares of preferred stock of Consumers Energy Company, the 8.36% Trust Originated Preferred Securities of Consumers Power Company Financing I, the 8.20% Trust Originated Preferred Securities of Consumers Energy Financing II and the 7.75% Convertible Quarterly Income Preferred Securities of CMS Energy Trust I, all of the outstanding capital stock of each of Consumers Energy Company and CMS Enterprises Company is owned directly or indirectly by the Company, free and clear of any Lien, and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Consumers Energy Company and CMS Enterprises Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options;

                  (j) The capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Prospectus;

                  (k) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (l) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Company to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Prospectus in connection with the purchase and distribution of the Units, the Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee, the Trust Agreement and the Indenture, or to issue, sell and deliver the Junior Subordinated Debentures and the Purchase Contract Shares;

                  (m) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by the Trust to authorize its execution or delivery of, or the performance of its obligations under, this Agreement, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Prospectus in connection with the purchase and distribution of the Units, and the Trust Agreement, or to issue, sell and deliver the Trust Preferred Securities and the Trust Common Securities;

                  (n) The execution and delivery of this Agreement by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust, the distribution of the Junior Subordinated Debentures by the Trust in the circumstances contemplated by the Trust Agreement, the performance of this Agreement and the Trust Agreement, and the consummation of each of the transactions contemplated thereby did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Trust Agreement, any material terms or provisions of any material agreement or instrument to which the Trust is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Company's properties or assets;

                  (o) The execution and delivery of this Agreement by the Company, the compliance by the Company with all of the provisions of this Agreement, the entry into the Purchase

         Contracts by the Company, the issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the sale of the Junior Subordinated Debentures by the Company to the Trust, the distribution of the Junior Subordinated Debentures by the Trust in the circumstances contemplated by the Trust Agreement, the issuance and sale by the Company of the Purchase Contract Shares, the execution, delivery and performance of this Agreement, the Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Guarantee, the Trust Agreement and the Indenture, and the consummation of each of the transactions contemplated thereby, did not and will not conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's Articles of Incorporation or by-laws, any material terms or provisions of any material agreement or instrument to which the Company is a party, any existing material applicable law, rule or regulation or any judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or did or will result in the creation or imposition of any Lien on the Company's properties or assets;

                  (p) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or the Units or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of the Company to perform its obligations hereunder or the consummation of the transactions contemplated by this Agreement;

                  (q) Except as set forth in the Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company or any of its Significant Subsidiaries in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries, or any of their respective properties, may be bound;

                  (r) Neither the Company, the Trust nor any of the Subsidiaries is, after giving effect to the offering and sale of the Units, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is not required to be registered under the Investment Company Act;

                  (s) The Units have been approved for listing on the New York Stock Exchange, subject to notice of issuance;

                  (t) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement between the Company and the CMS Trustees named therein and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and, to the knowledge of each of the Company and the Trust, the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                  (u) This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding obligation of each of the Company and the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                  (v) The Purchase Contracts underlying the Units have been duly authorized and when validly executed and delivered by the Company and the other parties thereto pursuant to this Agreement and the Master Unit Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and the Purchase Contracts will conform to the descriptions thereof in the Prospectus;

                  (w) The Master Unit Agreement and the Pledge Agreement, have each been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto, will constitute valid and binding obligations, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Master Unit Agreement and the Pledge Agreement conform or will conform to the descriptions thereof in the Prospectus; and the Pledge Agreement creates, as collateral security, for the performance when due, by the Holders, of the respective obligations created under the Purchase Contracts and Call Options, a legal, valid and perfected security interest (as that term is defined in the Uniform Commercial Code, as adopted and in effect in the State of New York), in favor of the Collateral Agent, in the right, title and interest of such Holders in the Pledged Securities that constitute a part of the Units;

                  (x) The Guarantee, the Junior Subordinated Debentures, the Trust Agreement and the Indenture have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee and, in the case of the Trust Agreement, by the CMS Trustees and, in the case of the Indenture, by the Debenture

         Trustee, and, in the case of the Junior Subordinated Debentures, when validly authenticated and delivered by the Debenture Trustee and, in the case of the Guarantee, upon due execution, authentication and delivery of the Junior Subordinated Debentures and upon payment therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Junior Subordinated Debentures are entitled to the benefits of the Indenture; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

                  (y) Each of the Trust Agreement, the Guarantee, the Indenture and the Junior Subordinated Debentures will conform in all material respects to the description thereof contained in the Prospectus.

         2.       Sale of Units.

                  (a)      Subject to the terms and conditions set forth herein:

                           (i) the Company and each of the Underwriters,
                  severally and not jointly, agree to enter into the Purchase Contracts underlying the number of Firm Units set forth opposite the name of such Underwriter in Schedule II hereto,

                           (ii) the Company and the Trust agree that the Trust
                  will sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $41.50 per Trust Preferred Security, the number of Trust Preferred Securities underlying the number of Firm Units set forth opposite the name of such Underwriter in Schedule II hereto, and

                           (iii) in the event and to the extent that the
                  Underwriters shall exercise the election to enter into additional Purchase Contracts underlying Optional Units as provided in sub-section (b) below,

                                    (1) the Company and each of the
                           Underwriters, severally and not jointly, agree to enter into that number of additional Purchase Contracts as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Purchase Contracts) determined by multiplying such number of additional Purchase Contracts by a fraction, the numerator of which is the maximum number of Optional Units set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Units set forth in total opposite the names of all such Underwriters in Schedule II hereto, and

                                    (2) the Company and the Trust agree that the
                           Trust will sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust at the purchase price set forth in clause (a) of this Section 2, a number of Trust Preferred Securities equal to such number of additional Purchase Contracts.

                  (b) The Company hereby grants to the Underwriters the right to enter into at their election up to 1,087,500 Purchase Contracts underlying Optional Units and the Company and the Trust hereby grant the Underwriters the right to purchase from the Trust at their election up to 1,087,500 Trust Preferred Securities, for the sole purpose of covering overallotments in the sale of the Firm Units. Any such election to enter into such additional Purchase Contracts and purchase such Trust Preferred Securities may be exercised only by written notice from you to the Company and the Trust, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of such additional Purchase Contracts to be entered into and Trust Preferred Securities to be purchased (which shall be an identical number) and the date on which the related Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                  (c) The Underwriters agree to pledge to the Collateral Agent, on behalf of the initial purchasers of the Units, the Trust Preferred Securities underlying the Firm Units and the Optional Units with respect to which the Company and the Underwriters have entered into Purchase Contracts. Such pledge shall be effected by the delivery by the Underwriters to the Collateral Agent in New York of the Trust Preferred Securities to be pledged at the appropriate Time of Delivery (as defined below) in accordance with the Pledge Agreement.

                  (d) The Underwriters further agree to sell, on behalf of the initial purchasers of the Units, to the Call Option Holder a Call Option with respect to each Trust Preferred Security purchased at a purchase price of $0.0415 per Call Option at the appropriate Time of Delivery.

                  (e) Unless the context otherwise requires, for purposes of this Agreement, the act of entering into a Purchase Contract, purchasing a Trust Preferred Security and selling a Call Option with respect to such Trust Preferred Security shall be referred to as the "purchase" of a Unit.

         3.       Delivery of Units.

                  (a) The Units to be purchased by each Underwriter shall be delivered by or on behalf of the Company to such Underwriter, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against (i) payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks, payable to the order of, or by wire transfer to the account designated by, the

         Company in federal or other immediately available funds and (ii) delivery to the Collateral Agent of the Trust Preferred Securities relating to such Units. The Company will cause the certificates representing the Units to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The Units to be purchased by each Underwriter hereunder will be represented by one or more definitive global Units in book-entry form which will be deposited by or on behalf of the Company with the DTC or its designated custodian. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 8, 1999 or such other time and date as the Underwriters, the Trust and the Company may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Units, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "First Time of Delivery," such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Units, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Units will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location prior to each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         4. Covenants of the Trust and the Company. The Trust and the Company, jointly and severally, agree with each of the Representatives and each of the
Underwriters:

                  (a) To prepare the Prospectus as amended and supplemented in relation to the Units in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); prior to each Time of Delivery, to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented unless the Company has furnished the Representatives and their counsel with a copy, for their review and comment, a reasonable time prior to filing and has reasonably considered any comments of the Representatives, and to make no such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representatives; to timely file all reports and any definitive proxy or information statements required to be filed by the Trust or the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Units or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time during the period of time (not exceeding nine months) after the date of the Prospectus when a Prospectus is required to be delivered under the Act to furnish the Representatives in New York City with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time after the expiration of nine months in connection with the offering or sale of the Units, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to prepare and file such document and to furnish without charge as many copies as the Representatives may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                  (c) If the Company and the Trust elect to rely upon Rule 462(b), the Company and the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                  (d) To make generally available to the Company's securityholders, as soon as practicable but in any event not later than eighteen months after the effective date of the Registration Statement, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall comply in all material respects with the provisions of Section 11(a) of the Act and Rule 158 under the Act);

                  (e) To use its best efforts to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Representatives and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Representatives and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome;

                  (f) During the period beginning from the date hereof and continuing for a period of 60 days after the issuance of the Units, not to offer, sell, contract to sell or otherwise dispose of any Units, Trust Preferred Securities or Common Stock or any other securities of the Company which are substantially similar to the Units, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive any of the foregoing securities, other than shares of Common Stock issuable upon conversion of the Units or pursuant to the Company's Stock Purchase Plan, Performance Incentive Stock Plan, Employee Stock Ownership Plan and Employee Savings and Incentive Plan, without the prior written consent of the Representatives;

                  (g) To use the net proceeds received by it from the sale of the Units, pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

                  (h) To use its best efforts to list, subject to notice of issuance, the Units on the New York Stock Exchange.


         5. Expenses. The Company covenants and agrees with the several Representatives and the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Trust's and the Company's counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the dealers and the Underwriters; (ii) the cost of any delivery to the Underwriters of any Blue Sky Memorandum; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with the

Blue Sky survey(s) up to an aggregate amount not to exceed $5,000; (iv) any fees charged by securities rating services for rating the Units, the Trust Preferred Securities and the Junior Subordinated Debentures; (v) the cost of preparing the certificates for the Units, the Trust Preferred Securities, the Junior Subordinated Debentures, the Trust Common Securities and any Purchase Contract Shares; (vi) the fees and expenses of the CMS Trustees, the Debenture Trustee and the Guarantee Trustee and any other agent thereof and the fees and disbursements of their counsel (it being understood that as among the Company and the Trust and such trustees, such fees and expenses shall not exceed $5,000); (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (viii) the fees and expenses of the Unit Agent, Collateral Agent and Debenture Trustee and any agent of the Unit Agent, Collateral Agent and Debenture Trustee and the fees and disbursements of any counsel for the Unit Agent, Collateral Agent or Trustee in connection with the Master Unit Agreement, the Pledge Agreement, the Call Option Agreement, the Indenture and the Junior Subordinated Debentures, as the case may be and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 8 hereof, the Representatives and the Underwriters will pay all of their own costs and expenses, including, without limitation, the fees of their counsel.

         6. Conditions on the Obligations of the Underwriters. The obligations of the Underwriters shall be subject to the condition that all representations and warranties and other statements of the Trust and the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Trust and the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the appropriate Time of Delivery, with respect to the formation of the Trust, insofar as the federal laws of the United States and the laws of the State of New York or the General Corporation Law of the State of Delaware or the Delaware Business Trust Act are concerned, the validity of the Units, the Trust Preferred Securities, the Junior Subordinated Debentures, the Guarantee and the Prospectus, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Michael D. Van Hemert, Assistant General Counsel to the Company, shall have furnished to the Representatives his written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Company is a duly organized and validly
                  existing corporation in good standing under the laws of Michigan, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, as amended and supplemented;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (iii) The Purchase Contract Shares to be issued and
                  sold by the Company pursuant to the Purchase Contracts and the Master Unit Agreement have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor as provided in the Purchase Contracts and the Master Unit Agreement, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock in the Prospectus;

                           (iv) To the best of such counsel's knowledge and
                  other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would in the aggregate have a material adverse effect on the current or future consolidated financial position, securityholders' equity or results of operations of the Company and its Subsidiaries; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (v) This Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) To the best knowledge of such counsel, there are
                  no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments or sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Significant Subsidiary;

                           (vii) The issuance and sale of the Units being
                  delivered at such Time of Delivery, the entry by the Company into the Purchase Contracts, the compliance by the Company with all the provisions of this Agreement, the issuance and sale of the

                  Trust Preferred Securities and the Trust Common Securities by the Trust, the sale of the Junior Subordinated Debentures by the Company to the Trust, the issuance by the Company of the Purchase Contract Shares pursuant to the Purchase Contracts and the Master Unit Agreement, the distribution of the Junior Subordinated Debentures by the Trust in the circumstances contemplated by the Trust Agreement and the execution, delivery and performance of this Agreement, the Purchase Contracts, the Master Unit Agreements, the Pledge Agreements, the Guarantee, the Trust Agreement and the Indenture and the consummation of each of the transactions contemplated thereby, will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject (except for such breaches or violations or defaults that would not have a material adverse effect on the business, property or financial condition of the Trust or of the Company and its Subsidiaries, taken as a whole), nor will such action result in any violation of the provisions of the Articles of Incorporation or by-laws of the Company or any statute or any currently existing order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion);

                           (viii) No consent, approval, authorization, order,
                  registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Units or the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Units;

                           (ix) Neither the Company nor any of its Significant
                  Subsidiaries is in violation of its respective charters or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults the existence of which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                           (x) The statements made in the Prospectus under the
                  captions "Description of the Units," "Description of the Purchase Contracts," "Description of the Call Options," "Pledged Securities and Pledge Agreement," "Certain Provisions of Principal Agreements," "Description of the Trust Preferred Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures," and

                  "Relationship Among the Preferred Securities, the Debenture and the Guarantee," insofar as such statements constitute summaries of legal matters or documents referred to therein, are accurate in all material respects; the Units, the Trust Preferred Securities, the Junior Subordinated Debentures, the Guarantee, the Trust Agreement, the Indenture and the Trust Common Securities conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Registration Statement and the Prospectus as amended or supplemented;

                           (xi) The Company is not an "investment company"
                  within the meaning of the Investment Company Act. The Trust is not required to be registered under the Investment Company Act;

                           (xii) The documents incorporated by reference in the
                  Prospectus as amended or supplemented (other than the operating statistics, financial statements, notes, auditors' reports and related schedules therein, and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                           (xiii) The Registration Statement and the Prospectus
                  as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the operating statistics, financial statements, notes, auditors' reports and related schedules and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (ix) of this
                  Section 6(c), he has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the operating statistics, financial statements, notes, auditors' reports and related schedules and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the operating statistics, financial statements, notes, auditors' reports and related schedules and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the operating statistics, financial statements, notes, auditors' reports and related schedules and any other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

                           (xiv) The Indenture has been duly authorized,
                  executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the waiver of usury contained in Section 5.13 of the Base Indenture may be unenforceable;

                           (xv) The Junior Subordinated Debentures have been
                  duly authorized for issuance by the Company and, when authenticated by the Debenture Trustee in accordance with the terms of the Indenture, will be validly issued by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (b) the waiver of usury contained in Section 5.13 of the Base Indenture may be unenforceable;

                           (xvi) The Trust Agreement has been duly authorized,
                  executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (xvii) The Guarantee has been duly authorized,
                  executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (xviii) Each of the Master Unit Agreement, the
                  Purchase Contracts being delivered at such Time of Delivery and the Pledge Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles (whether such principles are considered in a proceeding in equity or in law); the Master Unit Agreement, the Pledge Agreement and the Purchase Contracts conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented; and

                           (xix) To the best of such counsel's knowledge, the
                  Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; and to the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Trust is a party or of which any property of the Trust is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  The foregoing opinions may be limited to the laws of Delaware, Michigan and the federal law of the United States. In giving such opinion, such counsel may rely, as to matters of Delaware law, upon the opinion of Skadden Arps, special Delaware counsel to the Trust and the Company, in which case the opinion shall state that such counsel believes that you and he are entitled to so rely.

                  (d) The opinion of Skadden Arps, dated as of such Time of Delivery, in form and substance to the effect that:

                           (i) Assuming that: (i) the Pledge Agreement has been
                  duly authorized executed and delivered by the Unit Agent on behalf of each of the Holders from time to time, (ii) the Pledge Agreement constitutes the legal, valid and binding obligation of the Unit Agent on behalf of each Holder and of each other party to such agreement enforceable against the Unit Agent, each Holder and each other party in accordance with its terms; (iii) the Unit Agent and each Holder has full power, authority and legal right (including, without limitation, any legal right dependent upon there being no conflict with laws, governing documents or contracts) to make and perform its obligations under the Pledge Agreement; then such counsel is of the opinion that the provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Company and the Call Option Holder to secure the obligations of the Holders under the Purchase Contracts and the Call Options, a valid security interest in each Holders' rights in the certificates identified on Schedule I to the opinion (the "Pledged Trust Securities"). Upon delivery of the Pledged Trust Securities to the Collateral Agent in the State of New York, the security interest of the Collateral Agent for the benefit of the Company and the Call Option Holder in the Pledged Trust Securities will be perfected. Such opinion will be subject to customary assumptions and qualifications; and

                           (ii) Assuming that the Master Unit Agreement, the
                  Purchase Contract underlying the Units being delivered at such Time of Delivery, and the Pledge Agreement have been duly authorized, executed and delivered by the Company under Michigan law, and subject to the enforceability of the choice of law provisions thereof, each is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); provided, however, that based on a review of applicable case law, upon the occurrence of a Termination Event (as defined in the Master Unit Agreement), Section 365 (e)(2) of the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) should not substantively limit the provisions of Sections __ and __ of the Master Unit Agreement and Section __ of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Trust Preferred Securities or other Pledged Securities; provided, however, that procedural restrictions respecting relief from the automatic stay under
                  Section 362 of the Bankruptcy Code may affect the timing of the exercise of such rights and remedies.

                  (e) Skadden, Arps, special tax counsel to the Trust and the Company, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will be classified as a grantor trust
                  and not as an association taxable as a corporation; and

                           (ii) Although the discussion set forth in the
                  Prospectus included as part of the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Trust Preferred Securities and Firm Units, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the purchase, ownership, and disposition of the Trust Preferred Securities, Firm Units and Common Stock to investors generally.

                  (f) Skadden Arps, special Delaware counsel to the Trust and the Company, shall have furnished to the Representatives, the Company and the Trust their written opinion or opinions, dated as of such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) This Agreement has been duly authorized, executed
                  and delivered by the Trust;

                           (ii) The Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Business Trust Act and has the trust power and authority to conduct its business as described in the Trust Agreement;

                           (iii) The Trust Agreement is a valid and binding
                  agreement of each of the Company and the Trust, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                           (iv) Under the Delaware Business Trust Act and the
                  Trust Agreement, the Trust has the power and authority to (a) execute and deliver, and to perform its obligations pursuant to, this Agreement, and (b) issue and perform its obligations under the Trust Preferred Securities;

                           (v) The execution and delivery by the Trust of this
                  Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary action on the part of the Trust;

                           (vi) The Trust Preferred Securities have been duly
                  authorized for issuance by the Trust and, when executed and authenticated by the Property Trustee in accordance with the terms of the Trust Agreement and delivered and paid for in accordance with this Agreement, will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of this Agreement except to the extent that enforcement of the Trust Agreement may be limited by (a) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the holders of Trust Preferred Securities may be obligated, pursuant to the Trust Agreement, to make payments, including
                  (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of the Trust Preferred Securities and (ii) to provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights under the Delaware Business Trust Act or the Trust Agreement;

                           (vii) None of the execution and delivery by the Trust
                  of, or the performance by the Trust of its obligations under, this Agreement, or the issuance and sale of the Trust Preferred Securities by the Trust in accordance with the terms of this Agreement or the consummation of the other transactions contemplated hereby, will contravene any provision of applicable law or the Trust Agreement or any agreement or other instrument governed by the laws of the State of Delaware binding upon the Trust as set forth in the Trust's certificate, or any judgment, order or decree applicable to the Trust as set forth in the Trust's certificate, of any governmental authority;

                           (viii) No governmental approval is required for the
                  issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust pursuant to this Agreement or the consummation of the other transactions contemplated hereby, except such as have been obtained and made;

                  (g) On the date of the Prospectus and also at such Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the

         Registration Statement shall have furnished to the Representatives a letter, dated as of such date, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such other matters as the Representatives reasonably request;

                  (h) That, between the date of the execution of this Agreement and such Time of Delivery, no material and adverse change shall have occurred in the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole, which, in the judgment of the Representatives, impairs the marketability of the Units (other than changes referred to in or contemplated by the Registration Statement or Prospectus);

                  (i) That, between the date of the execution of this Agreement and such Time of Delivery, there has been no downgrading of the investment ratings of the Company's debt securities or preferred stock by Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and the Company shall not have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if any of such occurrences shall, in the judgment of the Representatives, after reasonable inquiries on the part of the Representatives, impair the marketability of the Units;

                  (j) Each of the Purchase Contracts, the Master Unit Agreement, the Pledge Agreement, the Trust Agreement, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives;

                  (k) The Units shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange;

                  (l) The Company shall have complied with the provisions of
         Section 4(b) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                  (m) The Trust and the Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Trust and the Company to the effect that to the best of such person's knowledge, information and belief (i) there has been no material adverse change in the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole or the Trust from that set forth in the Registration Statement or Prospectus (other than changes referred to in or contemplated by the Registration Statement or Prospectus), (ii) the representations and warranties of the Trust and the Company herein at and as of the Time of Delivery are true and correct, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Time of Delivery, and
         (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         7. Condition on the Obligations of the Company and the Trust. The obligations of the Company and the Trust shall be subject, in the discretion of the Company and the Trust, to the condition that the Registration Statement shall be effective under the Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

         8.       Indemnification.

                  (a) The Trust and the Company, jointly and severally, will, to the extent permitted by law, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Trust nor the Company shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Units, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Trust and the Company by the Representatives expressly for use in the Prospectus as amended or supplemented relating to the Units or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility and Qualification under the Trust Indenture Act of the Debenture Trustee, the Guarantee Trustee and the Property Trustee, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Units to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Units involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Trust and the Company against any losses, claims, damages or liabilities to which the Trust and the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Units, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Trust and the Company by Underwriter through the Representatives expressly for use therein; and will reimburse the Trust and the Company for any legal or other expenses reasonably incurred by the Trust and the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under subsection (a) or (b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person"), promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under subsection (a) or (b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representatives in the case of parties indemnified pursuant to subsection (b) and by the Company in the case of parties indemnified pursuant to subsection
(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the

Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses for more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representatives and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (i) in case separate counsel is proposed to be
                  retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (ii) reimbursable fees and expenses of such separate
                  counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (iii) the Company and the Representatives shall
                  cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such failure resulted in the indemnifying party being prejudiced in a material way, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust and the Company bear to the total placement fees received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, provided that the provisions of subsection (c) have been complied with (in all material respects) in respect of any separate counsel for such indemnified party. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount greater than the excess of (i) the total price at which the Units placed by it and distributed to the public were offered to the public over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective placement fees and not joint.

                  (e) The obligations of the Trust and the Company under this
Section 8 shall be in addition to any liability which the Trust and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each Administrative Trustee under the Trust Agreement and to each person, if any, who controls the Trust and the Company within the meaning of the Act.

         9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Trust and the Company and the several Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Trust, the Company, or any officer, director, Administrative Trustee or controlling person of the Trust or the Company, and shall survive delivery of and payment for the Units.

         10.      Termination.

                  (a) This Agreement may be terminated at any time prior to such Time of Delivery by the Representatives if, prior to such time, any of the following events shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) If the Representatives elect to terminate this Agreement, as provided in this Section 10, the Representatives will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Units to the Underwriters as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Underwriter or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and Underwriters shall be under no liability to the Company nor be under any liability under this Agreement to one another.

                  (c) Notwithstanding the foregoing, the provisions of Sections 5 and 8 shall survive any termination of this Agreement.

         11. Notices. All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representatives, to the Representatives at the address or number, as appropriate, designated in Schedule I hereto, and, if to the Company, to CMS Energy Corporation, Fairlane Plaza South, Suite 1100, 330 Town Center Drive, Dearborn, Michigan 48126, attention:
Alan M. Wright, Senior Vice President and Chief Financial Officer.

         12. Parties in Interest. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers, directors and administrative trustees of the Trust, the Company and each person who controls the Trust, the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         13. Time of the Essence. Time shall be of the essence of this Agreement.

         14. Definition of Certain Terms. The term "Underwriters," as used herein, shall be deemed to mean the several persons, firms or corporations, named in Schedule II hereto (including the Representatives herein mentioned, if so named), and the term "Representatives," as used herein, shall be deemed to mean the Representatives or Representatives designated by, or in the manner authorized by, the Underwriters in Schedule I hereto. All obligations of the Underwriters hereunder are several and not joint. If there shall be only one person, firm or corporation named in Schedule I and Schedule II hereto, the term "Underwriters" and the term "Representatives," as used herein, shall mean such person, firm or corporation. If the firm or firms listed in Schedule I hereto are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Units from any of the respective Underwriters.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         16. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Trust, the Company, each of the Underwriters and each of the Representatives plus one for each counsel counterparts hereof.

                                            Very truly yours,

                                            CMS ENERGY TRUST II

                                            By: /s/  ALAN M. WRIGHT
                                                -------------------------
                                                Alan M. Wright
                                                Administrative Trustee

                                            CMS ENERGY CORPORATION

                                            By: /s/ ALAN M. WRIGHT
                                                -------------------------
                                                Alan M. Wright
                                                Senior Vice President and
                                                Chief Financial Officer

Accepted as of the date hereof:

SALOMON SMITH BARNEY, INC.
DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
BANC OF AMERICA SECURITIES LLC
     As Representatives of the several
     Underwriters named in Schedule II hereto


By: SALOMON SMITH BARNEY INC.



By: /s/ JOYCE E. ERONY
   ------------------------------
   Name:  Joyce E. Erony
   Title:  Authorized Signatory

                                   SCHEDULE I


                                 REPRESENTATIVES


                           SOLOMON SMITH BARNEY INC.
                           DONALDSON LUFKIN& JENRETTE
                                 SECURITIES CORPORATION
                           BANC OF AMERICA SECURITIES LLC

                           c/o SALOMON SMITH BARNEY INC.
                           388 GREENWICH STREET
                           NEW YORK, NEW YORK  10013
                           ATTN:
                           TELEPHONE:
                           FACSIMILE:

                                   SCHEDULE II




                                                                                             NUMBER OF OPTIONAL
                                                       NUMBER OF FIRM                     UNITS TO BE PURCHASED IF
              UNDERWRITERS                         UNITS TO BE PURCHASED                  MAXIMUM OPTION EXERCISED
              ------------                         ---------------------                  ------------------------
        Salomon Smith Barney Inc.                        3,443,750                               516,562.5
       Donaldson Lufkin & Jenrette
           Securities Corporation                        3,443,750                               516,562.5
       Banc of America Securities LLC                      362,500                                  54,375
                                                         =========                               =========
                     Total..............                 7,250,000                               1,087,500